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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): June 20, 1996 (June 7, 1996)
                                                   -----------------------------

                          THE NETWORK CONNECTION, INC.



    Georgia                          1-13760                      58-1712432
- -----------------            ----------------------         --------------------
(State or other                 (Commission File                (IRS Employer
jurisdiction of                       No.)                          ID No.)
incorporation)



                   1324 Union Hill Road, Alpharetta, GA 30201
                   ------------------------------------------
                    (Address of principal executive offices)



                                 (770) 751-0889
               --------------------------------------------------
               Registrant's telephone number, including area code




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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ITEM 5 - OTHER EVENTS.

     On June 7, 1996, the Company held its 1996 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, the following directors were elected, with the effect being that their terms continued after the Annual
Meeting: Wilbur Riner (2,466,000 votes in favor and 700 votes against); James Riner (2,486,109 votes in favor and 600 votes against); Bryan Carr (2,486,109 votes in favor and 600 votes against); Marc Doyle (2,485,109 votes in favor and 1,600 votes against); and James Newman (2,486,109 votes in favor and 600 votes against).

     The following additional matters were also voted on and approved at the Annual Meeting, with the following vote tabulations being registered:

     1. That the Corporation appoint Coopers & Lybrand L.L.P. as the Corporation's independent auditors for the fiscal year ending December 31, 1996. The following votes were cast: 2,483,096 in favor; 2,800 against; and 813 abstaining.

     2. That the Corporation authorize and ratify an increase of the number of shares of Common Stock underlying and available for the granting of options under the Corporation's 1994 Employee Stock Option Plan, from the existing 200,000 shares of Common Stock to 700,000 shares of Common Stock. The following votes were cast: 1,475,257 in favor; 72,873 against; 100 abstaining; and 938,479 broker non-votes.

     3. That the Corporation authorize and ratify the Corporation's 1995 Stock Option Plan for Non-Employee Directors, which Director's Plan contains 100,000 shares of Common Stock underlying and available for the granting of options under such plan. The following votes were cast: 1,597,602 in favor; 76,131 against; 1,252 abstaining; and 811,724 broker non-votes.

     4. That the Corporation authorize and ratify an amendment to the Corporation's Articles of Incorporation and By-Laws to eliminate provisions which permit stockholders to act by less than unanimous written consent. The following votes were cast: 1,430,049 in favor; 79,969 against; 5,550 abstaining; and 971,141 broker non-votes.

     5. That the Corporation's Articles of Incorporation be amended to have the effect of requiring any elimination of reference to the By-Laws of the Corporation as determining the manner in which Special Meetings of Stockholders are called, to be approved by a vote of no less than 66.66% of outstanding shares. The following votes were cast: 1,437,830 in favor; 72,425 against; 5,313 abstaining; and 971,141 broker non-votes.

     6. That the Corporation authorize and ratify an amendment to the Corporation's Articles of Incorporation to increase to 66.66% of the outstanding shares, from a majority of the outstanding shares, the vote necessary to amend the Corporation's Articles of Incorporation to permit stockholder action by less than unanimous written consent. The following votes were cast: 1,436,139 in favor; 73,179 against; 6,250 abstaining; and 971,141 broker non-votes.

     7. That the Corporation authorize and ratify an amendment to the Corporation's By-Laws to classify the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year. The following votes were cast: 1,477,730 in favor; 66,750 against; 3,750


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abstaining; and 938,479 broker non-votes.

     8. That the Corporation authorize and ratify an amendment to the Corporation's By-Laws which provides that directors may be removed only with cause and the approval of the holders of at least 66.66% of the voting power of each class or series of outstanding stock of the Corporation entitled to vote generally in the election of directors. The following votes were cast:
1,421,818 in favor; 89,200 against; 4,550 abstaining; and 971,141 broker non-votes.

     9. That the Corporation authorize and ratify an amendment to the Corporation's By-Laws that requires that special meetings of stockholders may not be called by stockholders holding less than 66.66% of the voting power of each class or series of outstanding stock entitled to vote thereon. The following votes were cast: 1,419,032 in favor; 91,273 against; 5,063 abstaining; and 971,341 broker non-votes.

     10. That the Corporation authorize and ratify an amendment to the Corporation's By-Laws that increases the stockholder vote required to alter, amend or repeal the amendments to the Corporation's By-Laws identified in the fourth, seventh, eighth and ninth items of business referred to above, to at least 66.66% of the voting power of each class or series of outstanding stock of the Corporation entitled to vote thereon. The following votes were cast:
1,429,171 in favor; 89,023 against; 4,413 abstaining; and 964,096 broker non-votes.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS

          None.

     (b)  PRO FORMA FINANCIAL STATEMENTS

          None.

     (c)  EXHIBITS

          3.1 Second Amended And Restated Certificate of Incorporation of The Network Connection, Inc.

          3.2  Amended And Restated By-Laws of The Network Connection, Inc.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                            THE NETWORK CONNECTION, INC.
                                            (Registrant)



Dated: June 20, 1996                        By:/S/ BRYAN CARR
                                               ---------------------------------
                                               Bryan Carr, Vice President


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